For further information:
Amy Yuhn
Director of Communications
312-564-1378
ayuhn@theprivatebank.com

For Immediate Release

Webcast of PrivateBancorp, Inc.’s Third Quarter 2009 Earnings Conference Call

CHICAGO, September 28, 2009 – PrivateBancorp, Inc. (NASDAQ: PVTB) will webcast live its quarterly earnings conference call with financial analysts on October 26, 2009, at 11a.m. EDT (10a.m. CDT).  Access to the call will be available via a link called "Third Quarter 2009 Earnings Call" on the investor relations page of PrivateBancorp, Inc.’s Internet site at www.theprivatebank.com.

The Company plans to release its third quarter 2009 earnings prior to the opening of trading on October 26, 2009. The earnings release also will be posted on the Company’s website.

The webcast and call will feature a brief discussion of the earnings release, followed by questions from professional investors invited to participate in the interactive portion of the discussion.  Parties accessing the webcast will be in a "listen-only" mode.

Following the live webcast, an archived replay of the call will be available on the PrivateBancorp, Inc. website beginning approximately two hours after the call ends. The replay will remain available until the fourth quarter 2009 earnings release is available.

About PrivateBancorp, Inc.

PrivateBancorp, Inc. is a growing diversified financial services company with 34 offices in 10 states and, as of June 30, 2009, $11.0 billion in assets. Through its subsidiaries, PrivateBancorp delivers customized business and personal financial services to middle market commercial and commercial real estate companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve.

Additional information can be found in the Investor Relations section under the “About Us” tab on PrivateBancorp, Inc.’s website at www.theprivatebank.com.